UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 1, 2006
Date of Report (Date of earliest event reported)

Exact Name of Registrant as Specified in Its Charter; State of
Commission File	Incorporation; Address of Principal Executive Offices; and	IRS Employer
Number	Telephone Number	Identification Number

1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street—37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

000-16844	PECO ENERGY COMPANY	23-0970240
(a Pennsylvania corporation)
P.O. Box 8699
2301 Market Street
Philadelphia, Pennsylvania 19101-8699
(215) 841-4000

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company)
300 Exelon Way
Kennett Square, Pennsylvania 19348
(610) 765-6900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02. Results of Operations and Financial Condition
SIGNATURES

Section 2 — Financial Information
Item 2.02. Results of Operations and Financial Condition
Today, Exelon Corporation (Exelon) will file its 2005 Form 10-K with the Securities and Exchange Commission (SEC) and revise its previously reported earnings due to two events that occurred subsequent to its release of earnings on January 25, 2006 and before the filing of its Form 10-K. Previously reported full year 2005 consolidated earnings prepared in accordance with GAAP increased from $916 million, or $1.35 per diluted share, to $923 million, or $1.36 per diluted share. Previously reported full year 2005 adjusted (non-GAAP) operating earnings increased from $3.09 per diluted share, to $3.10 per diluted share. For a discussion of adjusted (non-GAAP) operating earnings and a reconciliation with GAAP earnings, please refer to Exelon’s earnings release issued on January 25, 2006 or the Current Report on Form 8-K Exelon filed with the SEC that day.
Exelon’s revised earnings were the result of two separate events that occurred at two of its subsidiaries, PECO Energy Company (PECO) and Exelon Generation Company, LLC (Generation). These two events provided new information not available at the time of Exelon’s release of earnings on January 25, 2006. Accounting guidance requires the consideration of information and events occurring subsequent to the date of the financial statements (December 31, 2005) that impact the recognition of loss contingencies existing as of the date of the financial statements. As such, Exelon, PECO and Generation are required to reflect these subsequent events in their 2005 year-end results.
With respect to PECO, on February 1, 2006, the Pennsylvania Board of Finance and Revenue approved a request for resettlement of certain tax matters. As a result, Exelon and PECO reduced previously recorded liabilities resulting in an $11 million (after tax) increase to previously reported 2005 net income.
With respect to Generation, on February 2, 2006, Generation submitted a report to the Illinois Environmental Protection Agency addressing a Violation Notice issued to Generation alleging that Generation had violated state groundwater standards due to the discharge of liquid tritium from a line at the Braidwood Nuclear Generating Station. Generation‘s report was filed after performing an initial analysis of various remediation options. As a result, Exelon and Generation recorded a reserve for this matter, resulting in a $4 million (after tax) decrease to previously reported 2005 net income.
For more information regarding these matters, see Exelon’s 2005 Form 10-K.
* * * * *
Forward-Looking Statements
This combined Form 8-K is being furnished separately by Exelon, PECO and Generation (collectively, the Registrants). Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 1A. Risk Factors, (b) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, PECO—Note 15 and Generation—Note 17, and (c) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION PECO ENERGY COMPANY EXELON GENERATION COMPANY, LLC
/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets, and Chief Financial Officer Exelon Corporation

February 15, 2006